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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Prospectus Supplement dated July 28, 1998 to the Registration Statement of Aristar, Inc. on Form S-3, as supplemented by the Prospectus dated June 23, 1997, of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of Aristar, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of the Registration Statement.



/s/ DELOITTE & TOUCHE, LLP
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Deloitte & Touche, LLP
Tampa, Florida
July 28, 1998